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                       EXHIBITS FOR S-1 REGISTRATION STATEMENT
                         OF METRO INFORMATION SERVICES, INC.


EXHIBIT 10.6 PROMISSORY NOTE DATED AS OF APRIL 30, 1996 BY AND BETWEEN NATIONSBANK OF VIRGINIA, N.A. AND REGISTRANT.



                                   PROMISSORY NOTE

/ / If this box is marked, this Note, and all modifications, renewals and extensions hereof, are secured by a Deed of Trust dated
    ______________________________, 19_____, from the Grantor identified therein to the Trustees identified therein, to secure advances made hereunder from time to time to Borrower by Bank.

Date April 30, 1996 / / New / / Renewal    Amount $7,000,000.00
Maturity Date April 30, 1997

BANK:                                  BORROWER:

NationsBank, N.A.
Banking Center:

Mid-Atlantic Commercial                Metro Information Services, Inc.
1 Commercial Place                     607 Lynnhaven Parkway
Norfolk, VA  23510-2351                Virginia Beach, VA  23450

(STREET ADDRESS INCLUDING COUNTY)      (NAME AND STREET ADDRESS, INCLUDING
                                        COUNTY)

FOR VALUE RECEIVED, the undersigned Borrower unconditionally (and jointly and severally, if more than one) promises to pay to the order of Bank, its successors and assigns, without setoff, at its offices indicated at the beginning of this Note, or at such other place as may be designated by Bank, the principal amount of SEVEN MILLION AND 00/100 Dollars ($7,000,000.00), or so much thereof as may be advanced from time to time in immediately available funds, together with interest computed daily on the outstanding principal balance hereunder, at an annual interest rate, and in accordance with the payment schedule, indicated below.

[THIS NOTE CONTAINS SOME PROVISIONS PRECEDED BY BOXES.  IF A BOX IS

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MARKED, THE PROVISION APPLIES TO THIS TRANSACTION; IF IT IS NOT MARKED, THE
PROVISION DOES NOT APPLY TO THIS TRANSACTION.]

1.  RATE

/ / PRIME RATE. The Rate shall be the Prime Rate, plus ________________ percent, per annum. The "Prime Rate" is the fluctuating rate of interest established by Bank from time to time, at its discretion, whether or not such rate shall be otherwise published. The Prime Rate is established by Bank as an index and may or may not at any time be the best or lowest rate charged by Bank on any loan.

/ / FIXED RATE.  The Rate shall be fixed at _______________ percent per annum.

/X/ OTHER. LIBOR plus 150 basis points (see attached "Attachment A")

Notwithstanding any provision of this Note, Bank does not intend to charge and Borrower shall not be required to pay any amount of interest or other charges in excess of the maximum permitted by the applicable law of the Commonwealth of Virginia; if any higher rate ceiling is lawful, then that higher rate ceiling shall apply. Any payment in excess of such maximum shall be refunded to Borrower or credited against principal, at the option of Bank.

2. ACCRUAL METHOD. Unless otherwise indicated, interest at the Rate set forth above will be calculated by the 365/360 day method (a daily amount of interest is computed for a hypothetical year of 360 days; that amount is multiplied by the actual number of days for which any principal is outstanding hereunder). If interest is not to be computed using this method, the method shall be: _____________________________________________

    __________________________________________________________________________

    __________________________________________________________________________

    _________________________________________________________________________.

3. RATE CHANGE DATE. Any Rate based on a fluctuating index or base rate will change, unless otherwise provided, each time and as of the date that the index or base rate changes. If the Rate is to change on any other date or at any other interval, the change shall be: ______________________________

    __________________________________________________________________________

    __________________________________________________________________________

    ________________________________________________________________.  In
    the event any index is discontinued, Bank shall substitute an index determined by


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    Bank to be comparable, in its sole discretion.

4. PAYMENT SCHEDULE. All payments received hereunder shall be applied first to the payment of any expense or charges payable hereunder or under any other loan documents executed in connection with this Note, then to interest due and payable, with the balance applied to principal, or in such other order as Bank shall determine at its option.

/ / PRINCIPAL PLUS ACCRUED INTEREST. Principal shall be paid in consecutive equal installments of $_________________________, plus accrued interest, payable / / monthly, / / quarterly or _________________________, commencing on _______________, 19_____, and continuing on the / / same day, / / last day of each successive month, quarter or other period (as applicable) thereafter, with a final payment of all unpaid principal and accrued interest due on _______________, 19_____.

/ / FIXED PRINCIPAL AND INTEREST. Principal and interest shall be paid in consecutive equal installments of $____________________, payable / / monthly, / / quarterly or / / ___________________________________, commencing on  ____________________, 19_____, and continuing on the / /
    same day, / / last day of each successive month, quarter or other period (as applicable) thereafter, with a final payment of all unpaid principal and interest due on ____________________, 19_____. If, on any payment date, accrued interest exceeds the installment amount set forth above, Borrower will also pay such excess as and when billed.

/X/ SINGLE PRINCIPAL PAYMENT. Principal shall be paid in full in a single payment on April 30, 1997. Interest thereon shall be paid at maturity, or else /X/ monthly, / / quarterly or ___________________________________, commencing on May 1, 1996, and continuing on the / / same day, / / last day of each successive month, quarter or other period (as applicable) thereafter, with a final payment of all unpaid interest at the stated maturity of this Note.

/ / OTHER. ___________________________________________________________________

    __________________________________________________________________________

    __________________________________________________________________________

    __________________________________________________________________________

    ____________________

5.  REVOLVING FEATURE.

/ / Borrower may borrow, repay and reborrow hereunder at any time, up to a maximum aggregate amount outstanding at any one time equal to the principal amount of this Note, provided, that Borrower is not in default under any provision of this Note, any other documents executed in connection with this Note, or any other note or other loan documents now or hereafter executed in connection with any other obligation of Borrower to Bank, and provided that the borrowings hereunder do not

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exceed any borrowing base or other limitation on borrowings by Borrower.  Bank shall incur no liability for its refusal to advance funds based upon its determination that any conditions of such further advances have not been met. Bank records of the amounts borrowed from time to time shall be conclusive proof thereof.

/ / UNCOMMITTED FACILITY. Borrower acknowledges and agrees that, notwithstanding any provisions of this Note or any other documents executed in connection with this Note, Bank has no obligation to make any advance, and that all advances are at the sole discretion of Bank.

/ / OUT-OF-DEBT PERIOD. For a period of at least _______________ consecutive days during each fiscal year, any consecutive 12-month period, Borrower shall fully pay down the balance of this Note, so that no amount of principal or interest and no other obligation under this Note remains outstanding.

6.  AUTOMATIC PAYMENT.

/ / Borrower has elected to authorize Bank to effect payment of sums due under this Note by means of debiting Borrower's account number
_________________________. This authorization shall not affect the obligation of Borrower to pay such sums when due, without notice, if there are insufficient funds in such account to make such payment in full on the due date thereof, or if Bank fails to debit the account.

7. WAIVERS, CONSENTS AND COVENANTS. Borrower, any indorser, or guarantor hereof or any other party hereto (individually an "Obligor" and collectively "Obligors") and each of them jointly and severally: (a) waive presentment, demand, protest, notice of demand, notice of intent to accelerate, notice of acceleration of maturity, notice of protest, notice of nonpayment, notice of dishonor, and any other notice required to be given under the law to any Obligor in connection with the delivery, acceptance, performance, default or enforcement of this Note, any indorsement or guaranty of this Note, or any other documents executed in connection with this Note or any other note or other loan documents now or hereafter executed in connection with any obligation of Borrower to Bank (the "Loan Documents"); (b) consent to all delays, extensions, renewals or other modifications of this Note or the Loan Documents, or waivers of any term hereof or of the Loan Documents, or release or discharge by Bank of any of Obligors, or release, substitution or exchange of any security for the payment hereof, or the failure to act on the part of Bank, or any indulgence shown by Bank (without notice to or further assent from any of Obligors), and agree that no such action, failure to act or failure to exercise any right or remedy by Bank shall in any way affect or impair the obligations of any Obligors or be construed as a waiver by Bank of, or otherwise affect, any of Bank's rights under this Note, under any indorsement or guaranty of this Note or under any of the Loan Documents; and
(c) agree to pay, on demand, all costs and expenses of collection or defense of this Note or of any indorsement or guaranty hereof and/or the enforcement or defense of Bank's rights with respect to, or the administration, supervision, preservation, protection of, or realization upon, any property security payment hereof, including, without limitation, reasonable attorney's fees, including fees related to any suit, mediation or arbitration proceeding, out of court payment agreement, trial, appeal, bankruptcy proceedings or other proceeding, in the amount of 25% of the principal amount of this Note, or such greater amount as may be determined reasonable by any arbitrator or court, whichever is applicable.

8. PREPAYMENTS. Prepayments may be made in whole or in part at any time on any loan for which the Rate is based on the Prime Rate. All prepayments of principal shall be applied in the inverse order of maturity, or in such other order as Bank shall determine in its sole discretion. No prepayment of any other loan shall be permitted without the prior written consent of Bank. Notwithstanding such prohibition, if there is a prepayment of any such loan, whether by consent of Bank, or because of acceleration or otherwise, Borrower shall, within 15 days of any request by Bank, pay to Bank any loss or expense which Bank may incur or sustain as a result of such prepayment. For the purposes of calculating the amounts owed only, it shall be assumed that Bank actually funded or committed to fund the loan through the purchase of an underlying deposit in an amount and for a term comparable to the loan, and such determination by Bank shall be conclusive, absent a manifest error in computation.

9. DELINQUENCY CHARGE. To the extent permitted by law, a delinquency charge may be imposed in an amount not to exceed four percent (4%) of any payment that is more than fifteen days late.

10. EVENTS OF DEFAULT. The following are events of default hereunder: (a) the failure to pay or perform any obligation, liability or indebtedness of any Obligor to Bank, or to any affiliate or subsidiary of NationsBank Corporation, whether under this Note or any Loan Documents, as and when due (whether upon demand, at maturity or by acceleration); (b) the failure to pay or perform any other obligation, liability, or indebtedness of any Obligor to any other party; (c) the death of any Obligor (if an individual); (d) the resignation or withdrawal of any partner or a material owner/Guarantor of Borrower, as determined by Bank in its sole discretion; (e) the commencement of a proceeding against any Obligor for dissolution or liquidation, the voluntary or involuntary termination or dissolution of any Obligor or the merger or consolidation of any Obligor with or into another entity; (f) the insolvency of, the business failure of, the appointment of a custodian, trustee, liquidator or receiver for


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or for any of the property of, the assignment for the benefit of creditors by, or the filing of a petition under bankruptcy, insolvency or debtor's relief law or the filing of a petition for any adjustment of indebtedness, composition or extension by or against any Obligor; (g) the determination by Bank that any representation or warranty made to Bank by any Obligor in any Loan Documents or otherwise is or was, when it was made, untrue or materially misleading; (h) the failure of any Obligor to timely deliver such financial statements, including tax returns, other statements of condition or other information, as Bank shall request from time to time; (i) the entry of a judgment against any Obligor which Bank deems to be of a material nature, in Bank's sole discretion; (j) the seizure or forfeiture of, or the issuance of any writ of possession, garnishment or attachment, or any turnover order for any property of any Obligor; (k) the determination by Bank that it is insecure for any reason; (l) the determination by Bank that a material adverse change has occurred in the financial condition of any Obligor; or (m) the failure of Borrower's business to comply with any law or regulation controlling its operation.

11. REMEDIES UPON DEFAULT. Whenever there is a default under this Note (a) the entire balance outstanding hereunder and all other obligations of any Obligor to Bank (however acquired or evidenced) shall, at the option of Bank, become immediately due and payable and any obligation of Bank to permit further borrowing under this Note shall immediately cease and terminate, and/or (b) to the extent permitted by law, the Rate of interest on the unpaid principal shall be increased at Bank's discretion up to the maximum rate allowed by law, or if none, 25% per annum (the "Default Rate"). The provisions herein for a Default Rate shall not be deemed to extend the time for any payment hereunder or to constitute a "grace period" giving Obligors a right to cure any default. At Bank's option, any accrued and unpaid interest, fees or charges may, for purposes of computing and accruing interest on a daily basis after the due date of the Note or any installment thereof, be deemed to be a part of the principal balance, and interest shall accrue on a daily compounded basis after such date at the Default Rate provided in this Note until the entire outstanding balance of principal and interest is paid in full. Bank is hereby authorized at any time to set off and charge against any deposit accounts of any Obligor, as well as any money, instruments, securities, documents, chattel paper, credits, claims, demands, income and any other property, rights and interests of any Obligor which at any time shall come into the possession or custody or under the control of Bank or any of its agents, affiliates or correspondents, without notice or demand, any and all obligations due hereunder. Additionally, Bank shall have all rights and remedies available under each of the Loan Documents, as well as all rights and remedies available at law or in equity.

12. NON-WAIVER. The failure at any time of Bank to exercise any of its options or any other rights hereunder shall not constitute a waiver thereof, nor shall it be a bar to the exercise of any of its options or rights at a later date. All rights and remedies of Bank shall be cumulative and may be pursued singly, successively or together, at the option of Bank. The acceptance by Bank of any partial payment shall not constitute a waiver of any default or of any of Bank's rights under this Note. No waiver of any of its rights hereunder, and no modification or amendment of this Note, shall be deemed to be made by Bank unless the same shall be in writing, duly signed on behalf of Bank; each such waiver shall apply only with respect to the specific instance involved, and shall in no way impair the rights of Bank or the obligations of Obligor to Bank in any other respect at any other time.

13. APPLICABLE LAW, VENUE AND JURISDICTION. This Note and the rights and obligations of Borrower and Bank shall be governed by and interpreted in accordance with the law of the Commonwealth of Virginia. In any litigation in connection with or to enforce this Note or any indorsement or guaranty of this Note or any Loan Documents, Obligors, and each of them, irrevocably consent to and confer personal jurisdiction on the courts of the Commonwealth of Virginia or the United States located within the Commonwealth of Virginia and expressly waive any objections as to venue in any such courts. Nothing contained herein shall, however, prevent Bank from bringing any action or exercising any rights within any other state or jurisdiction or from obtaining personal jurisdiction by any other means available under applicable law.

14. PARTIAL INVALIDITY. The unenforceability or invalidity of any provision of this Note shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of this Note or of the Loan Documents to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

15. BINDING EFFECT. This Note shall be binding upon and inure to the benefit of Borrower, Obligors and Bank and their respective successors, assigns, heirs and personal representatives, provided, however, that no obligations of Borrower or Obligors hereunder can be assigned without prior written consent of Bank.

16. CONTROLLING DOCUMENT. To the extent that this Note conflicts with or is in any way incompatible with any other Loan Document concerning this obligation, the Note shall control over any other document, and if the Note does not address an issue, then each other document shall control to the extent that it deals most specifically with an issue.

17. ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT OR ANY RELATED INSTRUMENTS, AGREEMENTS OR DOCUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM

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AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE
WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE
LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF J.A.M.S./ENDISPUTE OR ANY SUCCESSOR THEREOF (J.A.M.S.), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

    A. SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN THE COUNTY OF ANY BORROWER'S DOMICILE AT THE TIME OF THE EXECUTION OF THIS INSTRUMENT, AGREEMENT OR DOCUMENT AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

    B. RESERVATION OF RIGHTS. NOTHING IN THIS ARBITRATION PROVISION SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS INSTRUMENT, AGREEMENT OR DOCUMENT; OR (II) BE A WAIVER BY BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR
(III) LIMIT THE RIGHT OF BANK HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. BANK MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

BORROWER REPRESENTS TO BANK THAT THE PROCEEDS OF THIS LOAN ARE TO BE USED PRIMARILY FOR BUSINESS, COMMERCIAL OR AGRICULTURAL PURPOSES. BORROWER ACKNOWLEDGES HAVING READ AND UNDERSTOOD, AND AGREES TO BE BOUND BY, ALL TERMS AND CONDITIONS OF THIS NOTE AND HEREBY EXECUTES THIS NOTE UNDER SEAL AS OF THE DATE HERE ABOVE WRITTEN.

NOTICE OF FINAL AGREEMENT. THIS WRITTEN PROMISSORY NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS.

BORROWER                               CORPORATE OR PARTNERSHIP BORROWER


_____________________________(Seal)    METRO INFORMATION SERVICES, INC.


______________________________         By:______________________________(Seal)
Print Individual's Name


_____________________________(Seal)    Name:_________________________________

                                       Title:________________________________

______________________________         _______________________________________
Print Individual's Name                Attest (if Applicable)

                                            [Corporate Seal]

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ATTACHMENT A:


INTEREST RATE:

The Borrower shall have the option of selecting one of the following interest rates on its daily borrowings:

DAILY BORROWINGS

LIBOR RATE DAILY: Interest on the unpaid principal balance, from time to time, until paid in full at a rate per annum of 150 basis points above the LIBOR Rate in effect from time to time. As used herein, the term LIBOR Rate is the rate of interest announced from time to time by the Bank as its LIBOR Rate and represents a reference used by the bank in determining the interest rate on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit to any customer. The LIBOR Rate shall change daily and is adjusted for the Bank's Eurocurrency reserve requirements.

INTERMEDIATE TERM BORROWINGS

INTERMEDIATE TERM BORROWINGS RATE: Under the availability of the above loan amount, the Borrower can elect to borrow fixed dollar amounts for a fixed term of either 30, 60, 120, 180, or 360 days. These intermediate borrowings will be subject to the same terms and conditions as the daily borrowings, but will carry an interest rate that will be fixed for the term of the borrowing.
 These intermediate term borrowings will not be eligible for prepayment. The rate on these borrowings will be set based on the LIBOR Rate for the applicable borrowing term plus 150 basis points. In the event that an intermediate term borrowing is not paid in full upon its agreed terms it will become part of the daily borrowings and carry the then applicable interest rate. These intermediate term borrowings will be evidenced by individual notes set up at the time of the borrowing. These borrowings must be in increments of $500,000.00 or greater.

BORROWER:

Metro Information Services, Inc.


By:______________________________

Title:___________________________